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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-68808, 333-57984, 333-79821, 333-70549, 333-43971, 333-37873, 333-17263,
33-57364, 333-4522, 33-70852, 33-78822, 33-98742, 333-119956 and 333-146559 on
Form S-8 of our reports dated May 28, 2008, relating to the consolidated financial statements of Compuware Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and Financial Accounting Standards Board ("FASB") Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109) and the effectiveness of Compuware Corporation's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Compuware Corporation for the year ended March 31, 2008.


/s/ DELOITTE & TOUCHE LLP
Detroit, Michigan
May 28, 2008